EXHIBIT 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement") dated the 15th day of August, 2022 (the "Closing Date"), by and between HCW BIOLOGICS INC., a Delaware corporation, whose mailing address is 2929 North Commerce Parkway, Miramar, Florida 33025 (the "Borrower") and COGENT BANK, a State Chartered Bank, whose address is 420 South Orange Avenue, Suite 150, Orlando, Florida 32801 (the "Lender").

RECITALS

A.
The Borrower has requested the Lender to lend the sum of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00) subject to the availability of eligible collateral and subject to the compliance by Borrower of all the terms and conditions hereof; and

B.
The Lender is willing to make such loan on the terms and conditions and on the security as set forth herein and the parties are desirous of entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, conditions, repre sentations and warranties hereinafter set forth and for other good and valuable consideration, the parties hereto have mutually agreed as follows:

ARTICLE I

DEFINITIONS

For the purposes of this Agreement the following definitions shall apply:

1.1.
"Closing Date" shall be defined as August 15, 2022.

1.2.
"Collateral" shall be defined as the Mortgage and all other security granted by the Borrower to the Lender as more particularly set forth in Article III of this Agreement.

1.3.
"Event of Default" shall be defined as the occurrences or events set forth in Article VII hereof.

1.4.
"Lender Service Fee" shall be defined as one-half of one percent of the Loan Amount or THIRTY-TWO THOUSAND FIVE HUNDRED AND 00/100 DOLLARS ($32,500.00)

1.5.
"Loan" shall be defined as the credit accommodation extended by the Lender to the Borrower in the amount of SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00) to be disbursed in accordance with this Agreement.

1.6.
"Loan Amount" shall be defined as SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($6,500,000.00).

1.7.
"Loan Documents" shall be defined as the Note, the Mortgage, this Agreement and all instruments and documents executed in connection with the Loan.

1.8.
"Mortgage" shall be defined as that certain Mortgage and Security Agreement dated as of the Closing Date, encumbering the Property owned by the Owners and securing the Note to be recorded in the Public Records of Broward County, Florida, as such may be modified from time to time.

1.9.
"Note" shall be defined as that certain Promissory Note dated as of the Closing Date made by the Borrower in favor of the Lender in the amount of the Loan Amount and any renewals, amendments and modifications thereof.

1.10.
"Project" or "Property" shall be defined as that certain property more particularly described on Exhibit "A'' attached hereto and made a part hereof and the improvements located thereon.

1.11.
"Title Insurance Commitment" shall be defined as that title insurance commitment written on a title insurance company licensed by the State of Florida and satisfactory to Lender's counsel which shall insure the Lender in the Loan Amount and contain such endorsements as is required by the Lender.

1.12.
"Title Insurance Policy" shall be defined as the title insurance policy issued pursuant to the Title Insurance Commitment and any endorsements thereto.

ARTICLE II

AMOUNT AND TERMS OF LOAN

Section 2.1 The Loan.

The Lender hereby grants the Loan to the Borrower subject to the terms, conditions and collateral requirements hereinafter set forth in this Agreement.

Section 2.2. Promissory Note.

Under the terms of this Agreement, the Borrower shall execute and deliver to the Lender the Note.

ARTICLE III

SECURITY AND GUARANTY

As security for the full and timely payment of the principal and interest under the Note and for any and all other indebtedness or liability of the Borrower to the Lender, whether now existing or hereafter arising, the Borrower grants and/or agrees to the following (all of which is herein referred to collectively as the "Collateral"):

Section 3.1. Mortgage.

The Borrower grant to the Lender the Mortgage which shall be and continue to be a first lien encumbering the Property. In addition, the Borrower shall cause to be delivered to the Lender a Mortgagee Title Insurance Commitment and Policy naming the Lender as insured in an amount equal to the Loan Amount. Such policy shall be written by a title insurance company licensed by the State of Florida and satisfactory to Lender's counsel without any exception in the commitment or final policy for matters of survey, unrecorded mechanic's liens or easements and/or parties in possession, unless approved of by Lender. All exceptions shall be subject to the approval of counsel to the Lender. The Borrower shall provide, at the request of Lender's counsel, any corrective instruments, releases, satisfactions, affidavits, etc., necessary to cause the policy to be issued. The cost of the Commitment and Policy shall be paid for by the Borrower.

Section 3.2. Additional Security.

If at any time or times in the reasonable opinion of the Lender, the prospect of payments or performance hereunder is impaired or the Lender deems itself or the Collateral insecure, the Borrower shall furnish to the Lender, within ten (10) days of the Lender's demand therefor, such further security, guaranties, or endorsements as may be satisfactory to the Lender and shall execute and deliver, or cause to be executed and delivered, all such instruments and documents as, in the opinion of the Lender, are necessary or desirable in connection herewith.

Section 3.3. Filing and Recording.

The Borrower shall, at its cost and expense, cause all instruments and documents given as security pursuant to this Agreement to be duly recorded and/or filed in all places necessary, in the opinion of the Lender, to perfect and protect the security interest of the Lender in the property covered thereby. The Borrower hereby authorizes the Lender to file any financing statement in respect of any security interest created pursuant to this Agreement which may at any time be required or which, in the opinion of the Lender, may at any time be desirable, although the same may have been executed only by the Lender, or, at the option of the Lender, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agents, representatives and designees as agents and attorneys-in-fact for the Borrower for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve security interest, the Borrower shall, at its cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Lender.

ARTICLE IV

BORROWER'S REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, the Borrower makes the following representations and warranties which shall be deemed to be continuous representations and warranties so long as any credit hereunder remains available or any indebtedness of the Borrower to the Lender remains unpaid:

Section 4.1. Organization and Standing.

The Borrower is a corporation duly organized and existing under the laws of the State of Delaware and duly qualified to do business in each jurisdiction in which the conduct of their business requires such qualification, including the State of Florida. To the best of the Borrower's knowledge and belief, the Borrower is in compliance with all applicable laws and regulations governing the conduct of their business and governing consummation of the transac tions.

Section 4.2. Power and Authority.

The execution, delivery and performance hereof by the Borrower is within its corporate powers and have been duly authorized by all necessary director and shareholder action, are not in contravention of law or the terms of their Articles of Incorporation or Bylaws or any amendment thereto, or any indenture, agreement or undertaking to which it is a party or by it is bound.

Section 4.3. Valid and Binding Obligations.

This Agreement, the Note and Loan Documents constitute the legal, valid and binding respective obligations of the Borrower subject to applicable bankruptcy and insolvency laws and laws affecting creditors' rights and the enforcement thereof generally.

Section 4.4. Title to Collateral.

The Borrower has good and marketable title to all of the Collateral given as security to the Lender free and clear of all mortgages, pledges, liens, security interests or other encum brances except as may appear on the Commitment for Title Insurance approved by Lender's counsel. The Borrower will warrant and defend the Collateral against the claims and demands of all persons.

Section 4.5. Financial Statements and Other Information.

Subject to any limitation stated therein or in connection therewith by the Borrower in writing, all balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to the Lender to induce it to enter into this Agreement or otherwise in connection herewith do or will fairly represent the financial condition of the Borrower as of the dates and the results of its operations for the period for which the same are furnished to the Lender and have been or will be prepared in accordance with generally accepted accounting principles consistently maintained, and all other information, reports and other papers and data furnished to the Lender are and or will be, at the time the same are so furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Lender a true and accurate knowledge of the subject matter. There are no material liabilities of any kind of the Borrower as of the date of the most recent financial statements which are not reflected therein. There have been no materially adverse changes in the financial condition or operation of the Borrower since the date of such financial statements.

Section 4.6. Litigation.

There is not now pending against the Borrower, nor to the knowledge of the officers of the Borrower is there threatened, any litigation, investigations or any proceeding the outcome of which, in the opinion of such officers, would in any case, or in the aggregate, materially adversely affect the assets or financial condition of the Borrower or seriously affect its continued operations.

Section 4.7. Consent or Filing.

No consent, approval or authorization of, or registration, declaration or filing with any court, any governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement or any document required by this Agreement or in connection with any of the transactions contemplated thereby, except the filing of any financing statements contemplated hereunder.

Section 4.8. Patriot Act.

Neither Borrower, any affiliate of the Borrower, nor any person owning an interest in either of the foregoing is a "Specially Designated National" or a "Blocked Person" as those terms are defined in the Office of Foreign Asset Control Regulations (31 CFR Section 500 et seq.) and/or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of Office of Foreign Asset Control, Department of the Treasury or pursuant to any other applicable Executive Orders (such lists are collectively referred to as the "OFAC Lists").

ARTICLE V

CONDITIONS PRECEDENT

The effectiveness of this Agreement and the obligations of the Lender to consummate any of the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent, at or prior to the Closing Date:

Section 5.1. Documents and Instruments.

The Lender shall have received all the instruments, documents and property contemplated to be delivered by the Borrower hereunder, and the same shall be in full force and effect.

Section 5.2. Correctness of Warranties.

All representations and warranties contained herein or otherwise made to the Lender in connection herewith shall be true and correct.

Section 5.3. Certificate of Resolution.

The Board of Directors of the Borrower shall have passed a specific resolution authorizing the execution and delivery of all documents and the taking of all actions called for by this Agreement, and the Borrower shall have furnished to the Lender copies of such resolutions, certified by the Chief Executive Officer of the Borrower.

Section 5.4. Expenses of Lender.

The Borrower promises to reimburse the Lender promptly for all reasonable out-of-pocket expenses of every nature which the Lender may incur in connection with the Loan Documents, the making of any loans provided for herein or the collection of the Borrower's indebtedness, including, but not limited to, reasonable attorneys' fees of Lender's counsel relating to the preparation of the Loan Documents, all appraisal fees, all recording fees, documentary stamps and title insurance premiums. Such expenses shall be paid at closing or in a reasonable time thereafter upon receipt of written invoices. The Borrower shall also pay reasonable post-closing expenses incurred by the Lender on behalf of the Borrower, including, but not limited to, recertification of title expenses and preparation of documents to terminate the loan and release the security therefor. Furthermore, the Borrower shall be liable for post-closing collection expenses, including, but not limited to, expenses related to the repossession, storage or sale of the Collateral and to the collection of obligations of the Borrower hereunder, including reasonable attorneys' fees, including appellate proceedings, post-judgment proceedings and bankruptcy proceedings. In the event the Borrower fails to pay such expenses within a reasonable time, the Lender may either (a) disburse to itself under the terms of the Note any sums payable to Lender and such disbursement shall be considered with like effect as if same had been made to Borrower, or (b) pay such expenses on the Borrower's behalf and charge the Borrower's account.

ARTICLE VI

BORROWER'S AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until the Note, together with interest and all other indebtedness to the Lender under the terms of this Agreement, are paid in full, unless specifically waived by the Lender in writing:

Section 6.1. Corporate Existence and Qualification.

The Borrower will do, or cause to be done, all things necessary to preserve, renew and keep in full force and effect their corporate existence, rights, licenses and permits and comply with all laws applicable to it, operate its businesses in a proper and efficient manner and substantially as presently operated or proposed to be operated; and at all times maintain, preserve and protect all franchises and trade names and preserve all property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 6.2. Financial Statements/Tax Returns.

The Borrower will keep its books of accounts in accordance with generally accepted accounting practices and will furnish to the Lender:

6.2(1) Borrower Annual Financial Statements. On or before one hundred twenty (120) days following the end of each calendar year, a balance sheet as of the close of such year, a profit and loss statement and statement of reconciliation of surplus for such year for the Borrower a balance sheet as of the close of such year for the Borrower, each prepared in form acceptable to Lender and certified as true, correct and complete by the Chief Executive Officer of the Borrower;

6.2(2) Borrower Tax Return. Within forty-five (45) days after the filing thereof, the annual federal income tax return for the prior year of the Borrower certified as true, correct and complete by the Chief Executive Officer of the Borrower;

The Borrower also, with reasonable promptness, will furnish to the Lender such other data as the Lender may reasonably request.

Section 6.3. Financial Certificate.

The statements called for by Section 6.2 shall be accompanied by a certificate of the Chief Executive Officer of the Borrower stating that there exists no Event of Default as defined in the Loan Documents and no event which, with the giving of notice or passage of time, or both, would constitute such an Event of Default, or, if this is not the case, that one or more specified events of default or above-specified events have occurred.

Section 6.4. Taxes and Claims.

The Borrower shall properly pay and discharge: (a) all taxes, assessments and govern mental charges upon or against the Borrower or its assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established; and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Borrower, unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

Section 6.5. Inspection by Lender.

The Borrower shall allow any representative of the Lender to visit and inspect any of the properties of the Borrower, to examine the books of account and other records and files of the Borrower, to make copies thereof and to discuss the affairs, business, finances and accounts of the Borrower with their respective officers and employees, all at such reasonable time upon reasonable notice to Borrower of the date and time of such inspection and as often as the Lender may request.

Section 6.6. Pay Indebtedness to Lender and Perform Other Covenants.

The Borrower shall: (a) make full and timely payments of the principal of and interest, and premium, if any, on the Note and all other indebtedness of the Borrower to the Lender, whether now existing or hereafter arising; (b) duly comply with all the terms and covenants contained in each of the instruments and documents given to the Lender pursuant to this Agreement or of the times and places and in the manner set forth herein; and (c) at all times maintain the liens and security interests provided for under or pursuant to this Agreement as valid and perfected liens and security interests on the property intended to be covered thereby.

Section 6.7. Litigation.

The Borrower will promptly notify the Lender upon the commencement of any action, suit, claim, counterclaim or proceeding against or investigation of the Borrower (except when the alleged liability is fully covered by insurance): (a) the result of which could materially adversely affect the business of the Borrower; or (b) which questions the validity of this Agreement or any other document executed in connection herewith or any action taken or to be taken pursuant to any of the foregoing.

Section 6.8. Defaults.

The Borrower will promptly notify the Lender in writing of: (a) any material assessment by any taxing authority for unpaid taxes as soon as the Borrower has knowledge thereof; (b) any default by the Borrower in the performance of or any modification of any of the terms or conditions contained in any agreement, mortgage, indenture or instrument to which the Borrower is a part or which is binding upon the Borrower and of any default by the Borrower in the payment of any of its indebtedness; provided, however, the Borrower shall not be required to so notify the Lender of any such default of the Borrower in the performance of or any such modifications of the terms or conditions of any document or agreement pertaining to a transac tion in the ordinary course of business which does not pertain to its indebtedness for borrowed money and which does not materially adversely affect its business or assets.

Section 6.9. Further Assurances.

The Borrower shall, at its sole cost and expense, upon the request of the Lender, duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the intent and purpose of this Agreement.

Section 6.10. Banking Relationship.

For so long as the Borrower is indebted to the Lender pursuant to the terms of the Note, Borrower shall maintain an operating account with Lender from which Lender will draft automatic payments for the principal and interest payments due under the Loan. In addition, Borrower shall maintain a segregated account (the "Escrow Account") with Lender with a balance of not less than an amount equal to three (3) months of its property insurance, taxes, and principal and interest payments due under the Note. The Escrow Account shall be assigned to Lender as additional collateral for the Loan. Withdrawals from the Escrow Account may only be made with the approval of an officer of Lender.

Section 6.11. Leases.

Within thirty (30) days of execution, Borrower shall submit copies of all signed leases (and any amendments thereto). In addition, Borrower shall provide prompt written notice to Lender if there is any change in the status of the current tenant within the Project (e.g., lease extension).

ARTICLE VII

EVENTS OF DEFAULT

Section 7.1. Immediate Acceleration.

If one or more of the following-described events of default shall occur:

7.1(1) The Borrower (a) shall file a petition for adjudication as a bankrupt; (b) shall file a petition or answer seeking reorganization or an arrangement under any bankruptcy or similar statute of the United States of America or any subdivision thereof or of any foreign jurisdiction; (c) shall consent to the filing of a petition in any such bankruptcy or reorganization proceeding; (d) shall consent to the appointment of a receiver or trustee or officer performing similar functions with respect to any substantial part of its property; (e) shall make a general assignment for the benefit of its creditors; or (f) shall execute a consent to any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or any informal proceeding for the dissolution or liquidation of, or settlement of, claims against or winding up of affairs of, the Borrower; or

7.1(2) The appointment of a receiver or trustee or officer performing similar functions for the Borrower or for any of its assets, or the filing against the Borrower of a petition for adjudication as a bankrupt or insolvent or for reorganization under any bankruptcy or similar laws of the United States of America or of any state thereof or of any foreign jurisdiction, or the institution against the Borrower of any other type of insolvency proceeding (under the Bankruptcy Act or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, the Borrower, and the failure to have such appointment vacated or such petition or proceeding dismissed within sixty

(60) days after such appointment, filing or institution; then the credit hereby granted and all obligations to make loans hereunder shall immediately terminate without notice, and all principal and interest owing hereunder shall forthwith become due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

Section 7.2. Discretionary Acceleration.

Subject to any applicable cure periods set forth in the Loan Documents the following shall constitute an Event of Default:

7.2(1) Scheduled Payment. Subject to any applicable grace and/or cure periods, Borrower's failure to make any payment required by the Note on or before the date it is due, without further notice or demand.

7.2(2) Monetary Default. Borrower's failure to make any other payment required by this Agreement, or the other Loan Documents, or both, within fifteen (15) days after written demand therefor.

7.2(3) Non-Monetary Default. The occurrence of any non-monetary default under this Agreement or the other Loan Documents, if such default is not cured by the Borrower within thirty (30) days after receipt of written notice thereof; provided (i) if Borrower reasonably cannot perform within such thirty (30) day period, and in Lender's judgment, Lender's security reasonably will not be impaired and Borrower is proceeding in good faith to cure, perform and observe such covenant, condition, agreement or obligation, Borrower may have such additional time to perform as Borrower reasonably may require; and (ii) if Lender's security reasonably will be materially impaired if Borrower does not perform in less than thirty (30) days, Borrower will have only such period following written demand in which to perform as Lender reasonably may specify.

7.2(4) Default Under Agreement with Lender. The existence of any uncured Event of Default under any loan agreement by and between Lender and Borrower.

7.2(5) Pay Sums Due. Failure of the Borrower to pay any sums due in connection with the construction of any improvements. This requirement shall not obligate the Borrower to make payments that the Borrower does not think are reasonably due and payable so long as the non-payment of any such amounts does not jeopardize the lien of the Mortgage or the financial stability of the Project.

7.2(6) Judgment Against Borrower. The rendition by any court of a final judgment against the Borrower in an amount in excess of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) which shall not be satisfactorily stayed, discharged, vacated, transferred to security or set aside within ninety (90) days of the making thereof; or the attachment of the property of the Borrower in an amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) or more which has not been released or provided for to the satisfaction of the Lender within sixty (60) days after the making thereof.

7.2(7) Litigation. Any litigation or any proceedings which are pending against the Borrower, the outcome of which would seriously affect the continued operation of the

Borrower, and the Borrower failing to (i) have the same dismissed within sixty (60) days or (ii) take corrective measures reasonably satisfactory to the Lender within sixty (60) days.

7.2(8) Organizational Change. Should Hing C. Wong cease to own at least a 20% voting interest in the Borrower or cease to be Chief Executive Officer of the Borrower.

7.2(9) Dissolution. The dissolution of the Borrower.

7.2(10) Failure to Subordinate Indebtedness. The failure to fully subordinate any indebtedness incurred by Borrower to all indebtedness owed to Lender.

7.2(11) Insecurity. Lender deems itself or the prospect for payment and/or performance of the Loan Documents insecure; provided, however, that Lender shall not be unreasonable, arbitrary or capricious in making such determination.

Section 7.3. Waiver of Default.

The Lender at any time may waive any default or any Event of Default which shall have occurred and any of its consequences, in which case the parties hereto shall be restored to their former positions and rights and obligations hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon, and no such waiver shall be effective unless it is in a written document executed by a duly authorized officer.

ARTICLE VIII

LENDER'S REMEDIES FOR DEFAULT

Upon the occurrence of an Event of Default and acceleration of the indebtedness of the Borrower to the Lender, the Lender shall have the following remedies:

Section 8.1. Action for Enforcement.

In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenants, agreement or other provision contained herein or in any Loan Document, or to enforce the payment of the Note or any other legal or equitable right or remedy.

Section 8.2. Foreclosure of Mortgage.

Lender shall have all the rights given it pursuant to the Loan Documents and the Florida Statutes and other applicable laws to foreclose its mortgage.

Section 8.3. Foreclosure of Security Interest.

The Lender shall have all the rights given to it under Chapter 679 of the Florida Statutes and other applicable law. The Lender may take possession of the Collateral after the occurrence of an Event of Default and dispose for the Collateral either by public or private proceedings and by one or more contracts.

Section 8.4. Rights and Remedies Cumulative.

No right or remedy herein conferred upon the Lender is intended to be exclusive of any other right or remedy contained herein, in the Note, Loan Documents or in any instrument or document delivered in connection with or pursuant to this Agreement, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute or otherwise.

Section 8.5. Rights and Remedies Not Waived.

No course of dealing between the Borrower and the Lender or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender and no single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

Section 8.6. Possession.

Lender shall have the absolute right, at its option and election, and in its sole discretion to take immediate possession of the Property as well as all other security for the Loan as is necessary and to do anything in its sole judgment to fulfill the obligations of the Borrower hereunder.

Section 8.7. Other Rights.

Lender shall have the absolute right, at its option and election, and in its sole discretion to exercise any and all rights, privileges or remedies available to Lender under any Loan Document, or as otherwise may be permitted by applicable law.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Lien; Setoff By Lender.

The Borrower hereby grants to the Lender a continuing lien for all indebtedness and other liabilities of the Borrower to the Lender upon any and all moneys, securities, and other property of the Borrower and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender from or to the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of the Borrower with, and any and all claims of the Borrower against the Lender at any time existing. Upon the occurrence of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower, to setoff, appropriate, and apply any or all items hereinabove referred to against all indebtedness and other liabilities of the Borrower to the Lender, whether under this Agreement, the Loan Documents or otherwise, and whether now existing or hereafter arising.

Section 9.2. Waivers.

The Borrower waives presentment, demand, protest, notice of default, nonpayment, partial payments and all other notices and formalities relating to this Agreement other than notices specifically required hereunder. The Borrower consents to and waives notice of the granting of indulgences or extensions of time of payment, the taking or releasing of security, the addition or release of persons primarily or secondarily liable on or with respect to liabilities of the Borrower to the Lender, all in such manner and at such time or times as the Lender may deem advisable. No act or omission of the Lender shall in any way impair or affect any of the indebtedness or liabilities of the Borrower to the Lender or rights of the Lender in any security. No delay by the Lender to exercise any right, power or remedy hereunder or under any security agreement, and no indulgence given to the Borrower in case of any default, shall impair any such right, power or remedy or be construed as having created a course of dealing or performance contrary to the specific provisions of this Agreement or as a waiver of any default by the Borrower or any acquiescence therein or as a violation of any of the terms or provisions of this Agreement. The Lender shall have the right at all times to enforce the provisions of this Agreement and all other documents executed in connection herewith in strict accordance with their terms, notwithstanding any course of dealing or performance by the Lender in refraining from so doing at any time and notwithstanding any custom in the banking trade. No course of dealing between the Borrower and the Lender shall operate as a waiver of any of the Lender's rights.

Section 9.3. Governing Law; Benefit.

This Agreement and all rights hereunder shall be governed by the laws of the State of Florida. This Agreement shall bind and inure to the benefit of, and the terms "Borrower" and "Lender", respectively, as used in this Agreement shall include, the respective parties and their respective successors and assigns.

Section 9.4. Notices.

Any written notice, demand or request that is required to be made in any of the Loan Documents shall be served in person, or by registered or certified mail, return receipt requested, or by express mail or similar courier service, addressed to the party to be served at the address set forth in the first paragraph hereof. The addresses stated herein may be changed as to the applicable party by providing the other party with notice of such address change in the manner provided in this paragraph. In the event that written notice, demand or request is made as provided in this paragraph, then in the event that such notice is returned to the sender by the United States Postal Service because of insufficient address or because the party has moved or otherwise, other than for insufficient postage, such writing shall be deemed to have been received by the party to whom it was addressed on the date that such writing was initially placed in the United States Postal Service by the sender.

Section 9.5. Controlling Agreement.

In the event any provision of this Agreement is inconsistent with any provision of any other document, whether heretofore executed, required or executed pursuant to this Agreement or otherwise, the provisions of this Agreement shall be controlling.

Section 9.6. Titles.

Titles to the sections of this Agreement are solely for the convenience of the parties hereto and are not an aid in the interpretation of this Agreement or any part thereof.

Section 9.7. Counterparts.

This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same Agreement.

Section 9.8. Time is of the Essence.

The parties agree that time shall be of the essence in interpreting each and every term and condition contained herein.

Section 9.9. Waiver of Trial by Jury.

The Borrower and the Lender knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in respect of any litigation. based hereon, or arising out of, under or in connection with the Loan Documents and any agreement contemplated to be executed in conjunction therewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party. This provision is a material inducement for the Lender entering into the loan evidenced by the Loan Documents.

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Signed, sealed and delivered HCW BIOLOGICS INC.,

in the presence of: a Delaware Corporation

/s/ *** By: /s/ Hing C. Wong

/s/*** Name: Hing C. Wong, Chief Executive Officer

“Borrower”

COGENT BANK, a State Chartered Bank

/s/ ***

Name: *** By: /s/ ***

Name: ****, SVP

/s/*** “Lender”

Name: ***

EXHIBIT "A" LEGAL DESCRIPTION

A PORTION OF TRACT D, MIRAMAR PARK OF COMMERCE, ACCORDING TO THE PLAT THEREOF, RECORDED IN PLAT BOOK 122, AT PAGE 24, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHEAST CORNER OF SAID TRACT D; THENCE SOUTH 02°09'31" EAST, 218 .52 FEET ALONG THE EASTERLY LINE OF SAID TRACT D AND THE WESTERLY RIGHT-OFWAY LINE OF CORPORATE WAY AS SHOWN ON SAID PLAT; THENCE SOUTHEASTERLY ALONG THE ARC OF A TANGENT CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 405.70 FEET, A CENTRAL ANGLE OF 06°10'12" AND AN ARC LENGTH OF 43.69 FEET TO THE POINT OF BEGINNING; THENCE CONTINUE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 405.70 FEET, A CENTRAL ANGLE OF 38°48'20" AND AN ARC LENGTH OF 274.78 FEET TO THE MOST EASTERLY CORNER OF SAID TRACT D (THE LAST THREE (3) COURSES DESCRIBED BEING COINCIDENT WITH THE EASTERLY LINE OF SAID TRACT D AND THE WESTERLY RIGHT-OF-WAY LINE OF SAID CORPORATE WAY); THENCE SOUTH 42°50'19" WEST, 350.44 FEET ALONG THE SOUTHERLY LINE OF SAID TRACT D TO THE SOUTHWEST CORNER OF SAID TRACT (SAID POINT BEING ON THE ARC OF A NON-TANGENT CURVE, RADIAL LINE THROUGH SAID POINT BEARS SOUTH 48°30'11" WEST); THENCE NORTHWESTERLY ALONG THE ARC OF SAID CURVE BEING CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 754.32 FEET, A CENTRAL ANGLE OF 39°20'18" AND AN ARC LENGTH OF 517.90 FEET ALONG THE WESTERLY LINE OF SAID TRACT D; THENCE NORTH 02°09'31" WEST, 12.80 FEET ALONG THE WEST LINE OF SAID TRACT D; THENCE NORTH 87°50'29" EAST, 302.35 FEET TO THE POINT Of BEGINNING. .

SAID LAND LYING AND BEING IN THE CITY OF MIRAMAR, BROWARD COUNTY, FLORIDA.